UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

MOBILE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-40415	32-0777356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BEEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 5, 2025, the audit committee (the “Audit Committee”) of the board of directors of Mobile Infrastructure Corporation (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

Deloitte’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through June 5, 2025, there were no (i) disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act of 1934, as amended (the “Exchange Act”) and the related instruction thereto, between the Company and Deloitte on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with their reports or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for the material weaknesses in the Company’s internal control over financial reporting as of and for the year ended December 31, 2023, stemming from control deficiencies relating to: (i) the lack of appropriate segregation of duties within the accounting and finance groups and (ii) the ineffective design, implementation, and operation of controls relevant to the financial reporting process, specifically related to the documentation of the review of controls.

The Company has provided Deloitte with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Deloitte is attached hereto as Exhibit 16.1.

(b) Engagement of Independent Registered Public Accounting Firm

On June 5, 2025, the Audit Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”) effective immediately as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025.

During the Company’s two most recent fiscal years and the subsequent interim period through June 5, 2025, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding (A) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (B) any matter that was either (i) the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act), or (ii) a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 11, 2025

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: June 11, 2025	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President, Treasurer, and Corporate Secretary